UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2013

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

130 Commerce Way East Aurora, New York		14052
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

-END-

Item 3.02 Unregistered Sales of Equity Securities.

On December 5, 2013, Astronics Corporation (the “Company”) completed the acquisition of PGA Electronic s.a. (“PGA”), which it had announced November 4, 2013. Pursuant to the sale agreement and a guarantee agreement (“Agreements”) to acquire PGA among the Company and the shareholders of PGA, the Company issued 264,168 shares of the Company’s common stock (the “Shares”) valued at $13.5 million, or $51.0 per share.

The Shares were issued to the shareholders of PGA on December 5, 2013. The issuance of the Shares was exempt from registration with the U.S. Securities and Exchange Commission pursuant to the exemption from such registration under Section 4(a)(2) of the Securities Act of 1933, as amended, for a sale not involving a public offering. The Company has no obligation to file a registration statement with respect to the Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: December 5, 2013	By:	/s/ David C. Burney
	Name:	David C. Burney
Vice President and Chief Financial
Officer